UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2010

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

000-31089

(Commission File Number)

Delaware	77-0416232
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway

Fremont, California 94538

(Address of principal executive offices, with zip code)

(510) 360-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On April 21, 2010, Virage Logic Corporation held its annual meeting of shareholders.

(b) At the annual meeting, three vote items were acted upon by the shareholders. The number of votes cast for, against, or withheld as to each such matter or nominee, as well as the number of abstentions and broker non-votes as to each such matter or nominee, have been certified and are set forth below:

Voting Results for 2010 Annual Meeting

Vote Item	Nominee	For	Withheld	Abstain	Broker Nonvote
1. Election of Directors	J. Daniel McCranie	16,884,440	761,493	0	0
[Both elected]	Robert H. Smith	16,581,341	1,064,592	0	0

Vote Item	Details	For	Against	Abstain	Broker Nonvote
2. Ratification of Auditor [Ratified]	Burr, Pilger & Mayer LLP	20,392,839	25,169	2,070	0

3. Amendment and Restatement of the 2002 Equity Incentive Plan [Approved]	Increases authority by 1,350,000 shares, makes other amendments, and makes other conforming changes	16,051,091	992,797	602,045	2,774,145

(c) Not applicable.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2010	VIRAGE LOGIC CORPORATION

	By:	/s/ BRIAN SEREDA
	Name:	Brian Sereda
	Title:	Vice President of Finance and Chief Financial Officer